Exhibit 10.14

VOLTUS TECHNOLOGIES, INC.
2022 INCENTIVE AWARD PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Voltus Technologies, Inc., a Delaware corporation, (the “Company”), pursuant to its 2022 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Global Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”) (the definition of which shall include any special terms and conditions for the Participant’s country set forth in the attached appendix (the “Appendix”)), one share of Common Stock (“Share”). This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Capitalized terms not specifically defined in this Global Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and the Agreement but defined in the Plan will have the same definitions as in the Plan.

Participant:	[__________________________]
Grant Date:	[__________________________]
Total Number of RSUs:	[_____________]
Vesting Commencement Date:	[_____________]
Vesting Schedule:	[_____________]

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Agreement or this Grant Notice. In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.

VOLTUS TECHNOLOGIES, INC.:	PARTICIPANT:

Participant:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Global Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Global Restricted Stock Unit Award Agreement (this “Agreement”) (the definition of which shall include any special terms and conditions for the Participant’s country set out in the attached appendix (the “Appendix”)) is attached, Voltus Technologies, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of restricted stock units (“Restricted Stock Units” or “RSUs”) set forth in the Grant Notice under the Company’s 2022 Incentive Award Plan, as amended from time to time (the “Plan”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.

ARTICLE I.

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF RESTRICTED STOCK UNITS

2.1 Grant of RSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of RSUs under the Plan in consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

2.2 Unsecured Obligation to RSUs. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule. Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).

2.4 Consideration to the Company. In consideration of the grant of the award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5 Forfeiture, Termination and Cancellation upon Termination of Service. Notwithstanding any contrary provision of this Agreement or the Plan, upon the Participant’s Termination of Service for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such Termination of Service shall thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder, except as may otherwise be provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

2.6 Issuance of Common Stock upon Vesting.

(a) As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than 60 days after such vesting date (for the avoidance of doubt, if the Participant is subject to taxation in the United States, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.2 hereof) a number of Shares equal to the number of RSUs subject to this Award that vest on the applicable vesting date. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 10.7 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b) As set forth in Section 10.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable Tax-Related Items required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all Tax-Related Items applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

2.7 Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.

2.8 Rights as Stockholder. The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any Shares underlying the RSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE III.

OTHER PROVISIONS

3.1 Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2 Transferability. The RSUs shall be subject to the restrictions on transferability set forth in Section 10.1 of the Plan. Notwithstanding the foregoing or any provision of the Plan, if the Participant is resident outside the United States, the RSUs shall not transferable except to the Participant’s personal representative on the Participant’s death.

3.3 Tax Consultation. The Participant understands that the Participant may suffer adverse tax and social security consequences in connection with the RSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax or social security advice.

3.4 Binding Agreement. Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.5 Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the RSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

3.6 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the national Postal Service in the Participant’s jurisdiction.

3.7 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

3.8 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.9 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.10 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other Applicable Law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.11 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of the Participant.

3.12 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.13 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.14 Not a Contract of Service Relationship. By accepting the RSUs, the Participant acknowledges, understands and agrees that:

(a) nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time, subject to Applicable Laws and the provisions of any written agreement between the Company or a Subsidiary and the Participant;

(b) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(c) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares (whether on the same or different terms), or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(d) the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(e) neither the Company nor any Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares received;

(f) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of the RSUs to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

3.15 Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the RSUs shall be subject to any accelerated vesting provisions in any written agreement between the Participant and the Company or a Company plan pursuant to which the Participant participates, in each case, in accordance with the terms therein.

3.16 Section 409A. This provision only applies to Participants subject to taxation in the United States. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.17 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

3.18 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with the Participant’s own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the RSUs and by accepting the RSUs, the Participant has agreed that the Participant has done so or knowingly and voluntarily declined to do so.

3.19 Data Privacy.

(a) If the Participant is located in a country other than the European Union, Switzerland and the United Kingdom, the Participant explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Participant’s employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company, its Subsidiaries and the Participant’s employer hold certain personal information about the Participant, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of the Participant’s personal data than the Participant’s own country. The Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “ Stock Plan Administrator”). The Participant acknowledges that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon the vesting of the RSUs. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

(b) For the purposes of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to the Participant in accordance with the privacy notice from time to time in force.

3.20 Language. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

3.21 Foreign Asset/Account, Exchange Control and Tax reporting. The Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from the Participant’s participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside the Participant’s country. The applicable laws in the Participant’s country may require that the Participant report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations and the Participant is encouraged to consult with the Participant’s personal legal advisor for any details.

3.22 Appendix. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to the special terms and conditions for the Participant’s country set forth in the Appendix attached hereto. Moreover, if the Participant relocates to one of the countries included therein, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

* * * * *

APPENDIX

This Appendix includes special terms and conditions that govern the RSUs granted to the Participant under the Plan if Participant resides and/or works in any country listed below.

The information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing, transfers employment and/or residency to another country after the Grant Date, is a consultant, changes employment status to a consultant position, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the special terms and conditions contained herein shall be applicable to the Participant. References to the Participant’s employer shall include any entity that engages the Participant’s services.

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